Internet Proxy Voting Service
                              Proxy Voting Form
                             Putnam Investments
                       Putnam High Income Bond Fund

The Trustees recommend voting FOR proposal 1.
Proposal 1. Approval of an Agreement and Plan of              FOR     AGAINST
            Reorganization and the transactions
            contemplated thereby, including the               ABSTAIN
            transfer of all of the assets of Putnam
            High Income Opportunities Trust to
            Putnam High Income Bond Fund in exchange for the issuance and delivery of shares of beneficial interest of Putnam High
            Income Bond Fund and the assumption by
            Putnam High Income Bond Fund of the
            liabilities of Putnam High Income
            Opportunities Trust, and the distribution of such shares to the shareholders of Putnam High Income Opportunities Trust in complete liquidation of Putnam High
            Income Opportunities Trust.

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Please refer to the proxy statement for discussion of each of these matters.
If no specification is made on a proposal, the proposal will be voted "For".

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here: [      ]

           Please review your selections carefully before voting.
     If you vote more than once on the same Proxy, only your last (most recent) vote will be considered valid.

Press this button to [Submit] your Proxy Vote.

[copyright] 2000, 2001 ADP Financial Information Services, Inc. The MIS logo is a service mark of Automatic Data Processing, Inc.
The ADP logo is a registered trademark of ADP of North America, Inc. Terms and Conditions. Privacy Statement.


                       Internet Proxy Voting Service
                              Proxy Voting Form
                             Putnam Investments
                  Putnam High Income Opportunities Trust

The Trustees recommend voting FOR proposal 1.
Proposal 1. Approval of an Agreement and Plan of              FOR     AGAINST
            Reorganization and the transactions
            contemplated thereby, including the               ABSTAIN
            transfer of all of the assets of Putnam
            High Income Opportunities Trust to
            Putnam High Income Bond Fund in exchange for the issuance and delivery of shares of beneficial interest of Putnam High
            Income Bond Fund and the assumption by
            Putnam High Income Bond Fund of the
            liabilities of Putnam High Income
            Opportunities Trust, and the distribution of such shares to the shareholders of Putnam High Income Opportunities Trust in complete liquidation of Putnam High
            Income Opportunities Trust.

-------------------------------------------------------------------------------

Please refer to the proxy statement for discussion of each of these matters. If no specification is made on a proposal, the proposal will be voted "For".

-------------------------------------------------------------------------------

To receive an optional email confirmation, enter your email address
here: [      ]

           Please review your selections carefully before voting.
     If you vote more than once on the same Proxy, only your last (most recent) vote will be considered valid.

Press this button to [Submit] your Proxy Vote.

[copyright] 2000, 2001 ADP Financial Information Services, Inc. The MIS logo is a service mark of Automatic Data Processing, Inc.
The ADP logo is a registered trademark of ADP of North America, Inc. Terms and Conditions. Privacy Statement.